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                                                                    EXHIBIT 15.1

The Board of Directors and Stockholders
Maverick Tube Corporation

We are aware of the incorporation by reference in the Registration Statements (Form S-3 No. 333-111441, Form S-3 No. 333-106976, Form S-3 No. 333-103355, Form
S-3 No. 333-61292, Form S-3 No. 333-42144, Form S-3 No. 333-87045, Form S-3 No.
333-83478 and Form S-4 No. 333-120923) and in the related Prospectuses of Maverick Tube Corporation and in the Registration Statements (Form S-8 No. 333-127316, Form S-8 No. 333-115461, Form S-8 No. 33-89526, Form S-8 No.
333-52621, Form S-8 No. 333-30696, and Form S-8 No. 333-46740) pertaining to the
Second Amended and Restated Maverick Tube Corporation 2004 Omnibus Incentive Plan, the Maverick Tube Corporation 2004 Stock Incentive Plan for Non-Employee Directors, the Maverick Tube Corporation Amended and Restated 1990 Stock Option Plan, the Maverick Tube Corporation 1994 Stock Option Plan, the Maverick Tube Corporation Director Stock Option Plan, the Maverick Tube Corporation 1999 Director Stock Option Plan, and the Amended and Restated Prudential Steel Ltd. Stock Option Plan of Maverick Tube Corporation of our report dated August 1, 2005 relating to the unaudited condensed consolidated interim financial statements of Maverick Tube Corporation and Subsidiaries that are included in its Form 10-Q for the quarter ended June 30, 2005.

                                             /s/ Ernst & Young LLP

St. Louis, Missouri
August 3, 2005